                                                                    EXHIBIT 99.2

                   ITEM 7(b) Pro Forma Financial Information
                   -----------------------------------------

          Effective March 28, 1998 and April 1, 1998, P-Com, Inc., a Delaware corporation ("P-Com" or the "Company"), completed its acquisition of substantially all of the assets of the Wireless Communications Group of Cylink Corporation, a California corporation ("Wireless"), for approximately $63.0 million, including $46.0 million in cash, $14.5 million in a short-term non interest bearing unsecured subordinated promissory note, and $2.5 million of direct acquisition costs. The transaction was accounted for as a purchase business combination; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair market values at the date of acquisition.

         The following unaudited pro forma combined condensed statement of operations gives effect to the acquisition as if the transaction had taken place at the beginning of 1997. The unaudited pro forma combined condensed balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 1997. In addition, this information has been restated to reflect the restatement of the Wireless financial results for the year ended December 31, 1997, as described in Note 3 of the Notes to Pro Forma Financial Information.

         The unaudited pro forma statement of operations is not necessarily indicative of the operating results that would have been achieved if the transaction had occurred on the date indicated and should not be construed as representative of future operations. The historical financial statements of Wireless are included elsewhere in this filing, and the unaudited pro forma financial information presented herein should be read in conjunction with those financial statements and related notes.

                                  P-COM, INC.
                         PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                     For the year ended December 31, 1997

               (In thousands, except per share data, unaudited)

                                                        P-Com           Cylink         Adjustments       Pro Forma
                                                      --------        -----------      -----------      -----------
                                                                     (As restated)    (As restated)    (As restated)
Sales                                                 $220,702       $   27,957        $      --        $ 248,659
cost of sales                                          129,235           12,070            2,438          143,743
                                                      --------         --------        ---------        ---------
         Gross profit                                   91,467           15,887           (2,438)         104,916
                                                      --------         --------        ---------        ---------
Operating expenses:
         Research and development                       29,127            3,608               --           32,735
         Selling and marketing                          15,696            6,934               --           22,630
         General and administrative                     16,948            3,576            2,348           22,872
                                                      --------         --------        ---------        ---------
                  Total operating expenses              61,771           14,118            2,348           78,237
                                                      --------         --------        ---------        ---------
Income from operations                                  29,696            1,769           (4,786)          26,679
Interest and other income                                  247              115               --              362
                                                      --------         --------        ---------        ---------
Income before taxes                                     29,943            1,884           (4,786)          27,041

Provision for income taxes                              11,052              541           (1,766)           9,827
                                                      --------         --------        ---------        ---------
Net income                                            $ 18,891       $    1,343        $  (3,020)       $  17,214
                                                      --------         --------        ---------        ---------
Net income per share
         Basic                                        $   0.45                                          $    0.41
                                                      ========                                          =========
         Diluted                                      $   0.43                                          $    0.39
                                                      ========                                          =========

Shares used in per share computation:
         Basic                                          42,175                                             42,175
                                                      ========                                          =========
         Diluted                                        44,570                                             44,570
                                                      ========                                          =========

                                   P-COM, INC.
                          PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                                December 31, 1997

                            (In thousands, unaudited)

                                                     P-Com            Cylink         Adjustments       Pro Forma
                                                    --------        -----------      -----------      -----------
                                                                  (As restated)     (As restated)    (As restated)
ASSETS
Current assets:
         Cash and cash equivalents                $   88,145       $        -        $  (46,000)      $   42,145
         Accounts receivable                          70,883            7,378                 -           78,261
         Notes receivable                                205                -                 -              205
         Inventory                                    58,003            5,691                 -           63,694
         Prepaid expenses and other assets            12,329              933                 -           13,262
                                                  ----------       ----------        ----------       ----------
                  Total current assets               229,565           14,002           (46,000)         197,567

Property and equipment, net                           32,313              440                 -           32,753
Goodwill and other assets                             43,643                7            30,750           74,400
                                                  ----------       ----------        ----------       ----------
                                                  $  305,521       $   14,449        $  (15,250)      $  304,720
                                                  ==========       ==========        ==========       ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                         $   38,043       $    1,874        $    2,483       $   42,400
         Accrued employee benefits                     3,930              602                 -            4,532
         Other accrued liabilities                     6,255                -                 -            6,255
         Income taxes payable                          6,409                -                 -            6,409
         Notes payable                                   293                -             9,682            9,975
                                                  ----------       ----------        ----------       ----------
                  Total current liabilities           54,930            2,476            12,165           69,571

Long-term debt                                       101,960                -                 -          101,690
                                                  ----------       ----------        ----------       ----------
Minority interest                                        604                -                 -              604
                                                  ----------       ----------        ----------       ----------
Stockholders' equity:
     Preferred stock                                       -                -                 -                -
     Common stock                                          4                -                 -                4
     Additional paid-in capital                      131,735                -                 -          131,735
     Retained earnings                                18,380                -           (15,442)           2,938
     Divisional equity                                     -           11,973           (11,973)               -
     Cumulative translation adjustment                (1,822)               -                 -           (1,822)
                                                  ----------       ----------        ----------       ----------
         Total stockholders' equity                  148,297           11,973           (27,415)         132,855
                                                  ----------       ----------        ----------       ----------
                                                  $  305,521       $   14,449        $  (15,250)      $  304,720
                                                  ==========       ==========        ==========       ==========

              UNAUDITED NOTES TO PRO FORMA FINANCIAL INFORMATION

1.   PERIOD PRESENTED

          The unaudited pro forma combined condensed balance sheet combines the balance sheet of P-Com on a consolidated basis on December 31, 1997 and the balance sheet of Wireless for the same date. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 combines the results of operations of P-Com on a consolidated basis and the results of operations of Wireless for the same period. The results of operations of P-Com reported in its Quarterly Report on Form 10-Q ("Form 10-Q") for the three month period ended March 31, 1998 include the results of operations of Wireless for the period from the date of acquisition through March 31, 1998. All of the outstanding accounts receivable of Wireless were purchased by P-Com on April 1, 1998.

2.   THE ACQUISITION

          The total original purchase price aggregated approximately $60.5 million, including $2.5 million of direct acquisition costs. The Company has withheld approximately $4.8 million of the short-term promissory note due to the Company's belief that Cylink Corporation breached various provisions of the acquisition agreement. In the Asset Purchase Agreement between the Company and Cylink Corporation, Cylink Corporation agreed to sell certain assets to the Company, including a specific list of accounts receivable. Subsequent to the purchase and before the $14.5 million note was due, the Company determined that approximately $4.8 million of accounts receivable were uncollectible. Of this amount, $3.3 million related to sales in 1997 that were based on errors that had been made in the application of revenue recognition policies as described in
Note 3 of the Notes to Pro Forma Financial Information. These sales and related accounts receivable were removed from the restated financial statements of Wireless. The remaining sales were determined to be uncollectible based on subsequent events that became known to the Company after the purchase of Wireless that did not exist at the time of the purchase. Although such amounts have been excluded from the amount allocated to accounts receivable purchased, they were properly included in accounts receivable on December 31, 1997.

          After consideration of recent guidance, which included modification of widely recognized appraisal practices, the Company adjusted the allocation of the purchase price related to the acquisition of the Cylink Wireless Group, which included decreasing the in-process research and development charge from $33.9 million to $15.4 million. The result of this restatement is a lesser charge to income for in-process research and development and a higher recorded value of goodwill and other intangible assets, resulting in increased amortization of such goodwill and other intangible assets in future periods.

          The purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair market values for all other identifiable tangible and intangible assets at the acquisition date. The allocation of the purchase price was as follows (in thousands) (assuming that the entire purchase occurred on March 28, 1998):

               Accounts receivable, net                       $  4,247
               Inventory                                         5,109
               Property and equipment, net                         461
               Current liabilities assumed                      (1,355)
               Intangible assets:
                    Goodwill                                    23,482
                    In-process research and development         15,442
                    Developed technology                         6,291
                    Acquired workforce                           1,781
                    Core technology                              2,707
                                                              --------
                                                              $ 58,165
                                                              ========

3.   ADJUSTMENTS TO STATEMENT OF OPERATIONS AND BALANCE SHEET

          On November 5, 1998, Cylink publicly announced that it and its independent accountants had initiated a review of revenue recognition practices which would result in a restatement of Cylink's previously issued first and second quarter 1998 results and that the first three quarters of 1998 were all expected to show substantial operating losses. During the review, certain facts became publicly available that indicated that errors had been made in the application of revenue recognition policies which also impacted Cylink's fourth quarter of 1997, and as a result, Cylink's 1997 full-year results have been restated along with first and second quarter 1998 results. These restated results were announced in a press release issued by Cylink dated December 16, 1998. The following table reflects the impact of this restatement as it relates to the results of the operations of Wireless:

                                                         For the year ended
                                                         December 31, 1997
                                             (As reported)               (As restated)
                                       --------------------------- ---------------------------
Statement of Operations:                                   (in thousands)
   Revenue                                     $  31,267                   $  27,957
   Operating expenses                             14,118                      14,118
   Income from operations                          3,688                       1,769
   Net income                                      2,668                       1,343

Balance Sheet:

   Accounts receivable                            10,688                       7,378
   Inventory                                       4,300                       5,691
   Divisional equity                              13,892                      11,973

  Additional adjustments to the Statement of Operations
  -----------------------------------------------------

          Pro forma adjustments were made to the Statement of Operations to reflect the amortization of goodwill and other intangible assets over the estimated lives (in thousands)

                                Value at acquisition     Estimated lives          Amortization
                                --------------------     ---------------          ------------
                                   (As restated)            (In years)           (As restated)
Goodwill                          $    23,482                     10             $    2,348
Developed technology                    6,291                      4                  1,573
Acquired workforce                      1,781                      3                    594
Core technology                         2,707                     10                    271
                                  -----------                                    ----------
                                  $    34,261                                    $    4,786
                                  ===========                                    ==========

          The amortization of goodwill was classified as general and administrative expense in the statement of operations, the amortization of all other intangibles was classified as cost of goods sold.

          The $15.4 million charge to operations related to in-process research and development has been excluded from the pro forma statement of operations. Such charge will be recognized in the period in which the transaction occurs.

     Additional adjustments to the Balance Sheet
     -------------------------------------------

Pro forma adjustments were made to the Balance Sheet to reflect the cash paid, goodwill acquired, the issuance of a short-term promissory note, expenses incurred related to the acquisition and the charge related to in-process research and development.